SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 15, 2006
MRV COMMUNICATIONS, INC.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION) 20415 NORDHOFF STREET CHATSWORTH, CA (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	06-1340090 (I.R.S. EMPLOYER IDENTIFICATION NUMBER) 91311 (ZIP CODE)
ISSUER’S TELEPHONE NUMBER: (818) 773-0900
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 — Results of Operations and Financial Condition.
On February 15, 2006, registrant made an earnings release announcing registrant’s fourth quarter 2005 and unaudited year-end financial results, the text of which is set forth in Exhibit 99.1 attached hereto. All information in the press release is presented as of February 15, 2006, and registrant does not assume any obligation to update such information in the future.
On February 15, 2006, as previously announced, registrant held a teleconference and audio web cast to discuss its fourth quarter 2005 and unaudited year-end financial results. The transcript of, and the Financial Highlights Overview and Highlights presented at, this teleconference and web cast is furnished herewith as Exhibit 99.2. All information in the transcript and web cast is presented as of February 15, 2006, and registrant does not assume any obligation to update such information in the future.
The information included in this Item 2.02, as well as Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 8.01. Other Events.
Public Announcement of Financial Results. On February 15, 2006, MRV publicly announced its unaudited statements of operations for the three and twelve months ended December 31, 2005 and 2004, and its balance sheets at December 31, 2005 and December 31, 2004. These financial statements, which are included herein as part of Item 8.01 of this Report, follow on pages 4 and 5 of this Report.
2006 Annual Meeting of Stockholders. MRV will hold its 2006 annual meeting of stockholders on Friday, May 19, 2006. Details of the business to be conducted at the Annual Meeting will be provided in the Notice of Annual Meeting and Proxy statement to be mailed to stockholders on or about April 19, 2006. Stockholders who wish to submit a proposal for consideration at the Annual Meeting, must do so a reasonable time before April 19, 2006 (it is suggested no later than March 1, 2006) and such proposal must be in writing and comply with the current proxy rules relating to stockholder proposals, in particular Rule 14a-8 under the Securities Exchange Act of 1934. Proposals should be delivered to MRV Communications, Inc., 20415 Nordhoff Street, Chatsworth, California 91311, Attention: Secretary. To avoid controversy and establish receipt by MRV, it is suggested that stockholders send their proposals by certified mail return receipt requested.
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MRV Communications, Inc.
Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Year Ended
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2005	2004	2005	2004
	(Unaudited)
Revenue	$91,169	$81,872	$283,698	$271,658
Cost of goods sold	64,332	54,115	193,746	179,780

Gross profit	26,837	27,757	89,952	91,878

Gross margin	29%	34%	32%	34%

Operating costs and expenses:
Product development and engineering	7,100	6,433	26,051	24,949
Selling, general and administrative	20,293	20,436	72,635	74,117

Total operating costs and expenses	27,393	26,869	98,686	99,066

Operating income (loss)	(556)	888	(8,734)	(7,188)

Interest expense	(939)	(1,121)	(4,207)	(3,141)
Other income, net	583	1,799	2,416	2,685

Income (loss) before taxes	(912)	1,566	(10,525)	(7,644)
Provision for taxes	1,663	648	5,774	3,036

Net income (loss)	$(2,575)	$918	$(16,299)	$(10,680)

Earnings (loss) per share:
Basic	$(0.02)	$0.01	$(0.16)	$(0.10)
Diluted	$(0.02)	$0.01	$(0.16)	$(0.10)

Weighted average number of shares:
Basic	104,464	103,973	104,350	104,793

Diluted	104,464	107,582	104,350	104,793

MRV Communications, Inc.
Balance Sheets
(In thousands)

	December 31,	December 31,
	2005	2004
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$67,984	$77,226
Short-term marketable securities	—	3,395
Time deposits	1,475	1,559
Accounts receivable, net	92,466	80,755
Inventories	42,216	42,264
Deferred income taxes	873	2,395
Other current assets	7,828	8,939

Total current assets	212,842	216,533
Property and equipment, net	14,065	19,089
Goodwill	29,965	29,965
Long-term marketable securities	—	1,839
Deferred income taxes	136	—
Investments	3,063	3,063
Other assets	1,415	1,589

	$261,486	$272,078

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term obligations	$30,378	$25,286
Accounts payable	45,372	43,209
Accrued liabilities	29,272	26,915
Deferred revenue	6,076	4,556
Other current liabilities	2,230	2,572

Total current liabilities	113,328	102,538
Convertible notes	23,000	23,000
Other long-term liabilities	6,694	5,663
Minority interest	5,151	5,318
Commitments and contingencies
Stockholders’ equity	113,313	135,559

	$261,486	$272,078

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1	Registrant’s earnings release of February 15, 2006 announcing registrant’s fourth quarter 2004 and unaudited year end financial results (furnished pursuant to Item 2.02)

Exhibit 99.2	The transcript of, and the Financial Highlights Overview and Highlights, presented at, registrant’s teleconference of February 15, 2006 (furnished pursuant to Item 2.02).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: February 21, 2006

MRV COMMUNICATIONS, INC.
By:	/s/ NOAM LOTAN
Noam Lotan
President and Chief Executive Officer